UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2025

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

135 West 41st Street, 5th Floor

New York, NY 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2025, Intelligent Bio Solutions Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at which the stockholders of the Company approved an amendment (the “Plan Amendment”) to the Company’s 2019 Long Term Incentive Plan (the “2019 Plan”).

The Plan Amendment increased the aggregate number of shares available for issuance under the 2019 Plan by an additional 495,000 shares (from 1,300,000 shares to 1,795,000 shares). The 2019 Plan and the Plan Amendment are described in further detail in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on September 19, 2025. A copy of the 2019 Plan, as amended and approved at the Annual Meeting, is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this item by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on October 16, 2025, at 3:30 p.m. Eastern Time in a virtual-only format. The number of shares of common stock that voted on matters presented at the Annual Meeting was 4,482,941 shares, representing approximately 49.65% of the 9,028,712 shares of common stock outstanding as of September 11, 2025, the record date for the Annual Meeting.

Each director nominee was elected and each other matter submitted to a vote of the Company’s stockholders at the Annual Meeting, as described below, was approved by the requisite vote of the Company’s stockholders. The final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

The proposals are described in detail in the Proxy Statement filed with the SEC on September 19, 2025, and are incorporated herein by reference.

Proposal 1. The election of four directors, each to serve until the next annual meeting of stockholders, or until each successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen Boyages	1,349,921	503,182	2,629,838
Jonathan Hurd	1,350,740	502,363	2,629,838
Jason Isenberg	1,704,199	148,904	2,629,838
Nicola Fraser	1,706,342	146,761	2,629,838

Proposal 2. To ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026.

Votes For	Votes Against	Abstain	Broker Non-Votes
4,246,183	227,964	8,794	0

Proposal 3. To approve the amendment of the Company’s 2019 Long Term Incentive Plan (the “2019 Plan”) to increase the number of shares of common stock authorized for issuance under the 2019 Plan by an additional 495,000, such that the aggregate number of shares subject to the 2019 Plan is increased from 1,300,000 shares to 1,795,000 shares.

Votes For	Votes Against	Abstain	Broker Non-Votes
1,280,040	568,296	4,767	2,629,838

Proposal 4. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of up to 4,147,616 shares of common stock upon the exercise of the warrants, which shares collectively represent 20% or more of the Company’s common stock outstanding prior to issuance (the “Warrant Exercise Proposal”).

Votes For	Votes Against	Abstain	Broker Non-Votes
1,657,719	194,030	1,354	2,629,838

Proposal 5. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at any time within 12 months following the date of stockholder approval and solely if the Board determines such amendment is advisable to regain compliance with the minimum bid price requirements of the Nasdaq Capital Market, a reverse stock split at a ratio of not less than 1-for-2 and not greater than 1-for-10, with the exact ratio to be set within that range at the Board’s discretion without further stockholder approval (the “Reverse Stock Split Proposal”).

Votes For	Votes Against	Abstain	Broker Non-Votes
3,964,688	513,148	5,105	0

Proposal 6. To authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Warrant Exercise Proposal.

Votes For	Votes Against	Abstain	Broker Non-Votes
1,659,698	187,819	5,586	2,629,838

Proposal 7. To authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.

Votes For	Votes Against	Abstain	Broker Non-Votes
3,964,671	489,683	28,587	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
10.1	Intelligent Bio Solutions Inc. 2019 Long Term Incentive Plan (as amended October 16, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2025

INTELLIGENT BIO SOLUTIONS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer